UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Lilis Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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December 9, 2014

Dear Stockholder:

You are cordially invited to join us for our 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) of Lilis Energy, Inc. (the “Company”) to be held on Friday, December 19, 2014 at our offices located at 1900 Grant Street, Suite #720, Denver, CO, at 10:00 a.m. (Denver, Colorado time).

The materials following this letter include the formal Notice of Annual Meeting of Stockholders and the proxy statement. The proxy statement describes the business to be conducted at the 2014 Annual Meeting, including the election of three directors; the approval on a non-binding advisory basis of the 2013 compensation of our named executive officers; and the ratification of the appointment of Marcum LLP as the Company’s new independent public accountant.

Whether you own a few or many shares of our common stock, it is important that your shares be represented. Regardless of whether you plan to attend the 2014 Annual Meeting in person, please take a moment now to vote your proxy by completing and signing the enclosed proxy card and promptly returning it in the envelope provided, or by granting a proxy and giving voting instructions by telephone or the internet. Instructions on how to vote your shares are located on your proxy card or on the voting instruction card provided by your broker.

The officers and directors of the Company appreciate and encourage stockholder participation. We look forward to seeing you at the 2014 Annual Meeting.

Sincerely,

 Abraham Mirman
Chief Executive Officer

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Lilis Energy, Inc.

1900 Grant Street, Suite #720

Denver, CO 80203

PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 19, 2014

Important Notice Regarding the Availability of Proxy Materials This Proxy Statement and the form of proxy are available to you for access and review at www.lilisenergyco.com and www.sec.gov.

To Our Stockholders:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) of Lilis Energy, Inc. (“we,” “us,” “our,” “Lilis Energy,” “Lilis,” or the “Company”), at our offices located at 1900 Grant Street, Suite #720, Denver, CO, at 10:00 a.m. (Denver, Colorado time) on December 19, 2014, or at any adjournment or postponement thereof, for the following purposes:

1.	To elect three directors for one-year terms expiring at the 2015 annual meeting of stockholders and until their successors are duly elected and qualified;
2.	To conduct a non-binding advisory vote on the compensation of our named executive officers;
3.	To ratify the appointment of Marcum LLP as the Company’s new independent registered public accountant; and
4.	To transact such other business as may properly come before the 2014 Annual Meeting.

Details relating to the above matters are set forth in the attached proxy statement.  All of Lilis’s stockholders of record as of the close of business on November 19, 2014 will be entitled to vote at the 2014 Annual Meeting or at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the 2014 Annual Meeting.  If you do not plan to attend the 2014 Annual Meeting, you are urged to sign, date and promptly return the enclosed proxy.  A reply card is enclosed for your convenience.  The giving of a proxy will not affect your right to vote in person if you attend the 2014 Annual Meeting.

The Company’s Board of Directors (the “Board”) intends to send these proxy materials to stockholders on or about December 9, 2014.

By Order of the Board

/s/ Nuno Brandolini
Nuno Brandolini

Chairman, Board of Directors December 9, 2014

YOUR VOTE IS IMPORTANT.

PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY.

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TABLE OF CONTENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
GENERAL INFORMATION	2
Proxy Solicitation	2
Who Can Vote	2
Broker Non-Votes	2
How You Can Vote	2
Revocation of Proxies	2
Required Votes and Voting Procedures	3
Inspector of Elections	3
Costs of Proxy Solicitation	3
Admission to the 2014 Annual Meeting	3
Stockholder List	3
Stockholder Proposals	4
Additional Information	4
Other Business	4
CORPORATE GOVERNANCE	5
The Board and Committees Thereof	5
Affirmative Determinations Regarding Director Independence and Other Matters	5
Committees of the Board	5
Compensation Committee	5
Audit Committee	6
Communications with the Board	6
Nomination of Directors	6
Code of Ethics	7
Board Leadership Structure	7
The Board’s Role in Risk Oversight	7
Compensation of Directors	7
Indemnification of Directors and Officers	8
Narrative Disclosure of Compensation Policies and Practices as they Relate to Risk Management	8
PROPOSAL 1: Election of Directors	9
Information Concerning the Nominees for Election as Directors	9
PROPOSAL 2: Non-Binding Advisory Vote on Named Executive Officer Compensation (Say On Pay Vote)	11
PROPOSAL 3: Ratification of Appointment of Independent Registered Public Accountant	12
REPORT OF THE AUDIT COMMITTEE	14
DIRECTORS AND EXECUTIVE OFFICERS	15
NAMED EXECUTIVE OFFICER COMPENSATION	16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
TRANSACTIONS WITH RELATED PERSONS	24
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	28
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	28
Delivery of Proxy Materials to Households	28
WHERE YOU CAN FIND MORE INFORMATION	28

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to additional matters to be presented at the 2014 Annual Meeting; executive sessions of the Board; potential payments upon termination or change in control; the impact of the compensation program on the Company; and any statements or assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “should,” “could,” “estimate,” “intend,” “plan,” “project,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements present our estimates and assumptions only as of the date of this presentation. Except as required by law, we do not intend, and undertake no obligation, to update any forward-looking statement.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. For a detailed description of factors that could cause actual results to differ materially from those expressed in any forward-looking statement, we urge you to carefully review and consider the disclosures made in the “Risk Factors” sections of our SEC filings, available free of charge at the Securities and Exchange Commission’s website (www.sec.gov).

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GENERAL INFORMATION

Proxy Solicitation

The Board is soliciting proxies to be used at our 2014 Annual Meeting to be held at 10:00 a.m. on December 19, 2014, at our offices located at 1900 Grant Street, Suite #720, Denver, CO.  This proxy statement contains important information regarding Lilis’s 2014 Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and voting procedures.

Who Can Vote

Stockholders of record at the close of business on November 19, 2014, also referred to herein as the “record date,” may vote at the 2014 Annual Meeting.  As of the record date, we had 27,413,965 issued and outstanding shares of common stock, which were held by approximately 78 record holders.

If you hold shares in a stock brokerage account or by a nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee, who is considered the record holder with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and you are also invited to attend the 2014 Annual Meeting.  However, because you are not the stockholder of record, you may not vote these shares in person at the 2014 Annual Meeting unless you first obtain from your broker or nominee a letter recognizing you as the beneficial owner of your shares.  Your broker or nominee has enclosed a voting instruction card for you to use.

You are urged to vote by proxy regardless of whether you attend the 2014 Annual Meeting.

Broker Non-Votes

Brokers, banks, or other holders of record are not permitted to vote on certain types of proposals without specific client instructions.  In these cases, the broker can register your shares as being present at the 2014 Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the new rules. This is called a “broker non-vote.” If you are a beneficial owner whose shares are held of record by a broker, bank, or other holder of record, you must instruct the broker, bank, or other holder of record how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank or other holder of record does not have discretionary authority to vote. Accordingly, it is particularly important that beneficial owners instruct their broker, bank or other holder of record how they wish to vote their shares.  At the 2014 Annual Meeting, if your broker, bank, or other holder of record does not have discretionary voting authority to vote on any of the proposals without instructions from you, a broker non-vote will occur and your shares will not be voted on these matters.

How You Can Vote

You can vote your shares if you are represented by proxy or present in person at the 2014 Annual Meeting.  You are entitled to one vote for each share of common stock held in your name on the record date. If you hold your shares through your broker in “street name,” you may direct your broker or nominee to vote by proxy, but you may not vote in person at the 2014 Annual Meeting unless you first obtain from your broker or nominee a letter recognizing you as the beneficial owner of your shares.  If you return a properly signed proxy card, the proxy holders will vote your shares as you direct.  If your proxy card does not specify how you want to vote your shares, the proxy holders will vote your shares as recommended by the Board with regard to all proposals.

Revocation of Proxies

You can revoke your proxy at any time before it is voted at the 2014 Annual Meeting by any of the following three methods:

•	by voting in person at the 2014 Annual Meeting;
•	by delivering to our corporate secretary, Eric Ulwelling, a written notice of revocation dated after the proxy; or
•	by delivering another proxy dated after the previous proxy.

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Required Votes and Voting Procedures

Each share of common stock has one vote on each matter properly brought before the 2014 Annual Meeting.  In order to conduct business at the 2014 Annual Meeting, a quorum of a majority of the outstanding shares of common stock entitled to vote as of the record date must be present in person or represented by proxy.  Abstentions and broker non-votes are included in the determination of the number of shares present at the 2014 Annual Meeting for purposes of determining the presence of a quorum and are tabulated separately.

Proposal	Vote Required
Proposal No. 1: To elect three directors for one year terms expiring at the 2015 annual meeting of stockholders and until their successors are duly elected and qualified	The three nominees who receive the greatest number of votes cast (plurality) will be elected as directors. There is no cumulative voting for directors. Abstentions and broker non-votes will not be counted for purposes of the election of directors and therefore will have no effect on the outcome of such election.
Proposal No. 2: To conduct a non-binding advisory vote on the compensation of our named executive officers	Majority of votes cast. Abstentions and broker non-votes are not considered votes cast and therefore will have no effect on the outcome of Proposal No. 2.
Proposal No. 3: To ratify the appointment of Marcum LLP as the Company’s new independent registered public accountant.	Majority of votes cast. Abstentions and broker non-votes are not considered votes cast and therefore will have no effect on the outcome of Proposal No. 3.

Inspector of Elections

Votes cast by proxy or in person at the 2014 Annual Meeting will be counted by the person we appoint to act as election inspector for the meeting.

Costs of Proxy Solicitation

The Company will bear the costs of soliciting proxies from its stockholders.  Directors, officers and other employees and agents of the Company not specially employed for this purpose may solicit proxies, without additional remuneration therefore, by personal interview, mail, telephone or other means of communication. The Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of common stock that are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.

Admission to the 2014 Annual Meeting

If you plan to attend the 2014 Annual Meeting, please mark the appropriate box on the proxy card and return the proxy card promptly. If you are a stockholder of record, you will only be admitted once we verify your share ownership. If you are a beneficial owner, you will only be admitted upon presentation of evidence of your beneficial holdings, such as a bank or brokerage firm account statement.

Stockholder List

A complete list of stockholders entitled to vote at the 2014 Annual Meeting will be available for examination by any stockholder, for any purpose germane to the meeting, at the meeting and at our principal executive offices located at 1900 Grant Street, Suite #720, Denver, CO 80203 during normal business hours for a period of at least 10 days prior to the 2014 Annual Meeting.

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Stockholder Proposals

Any stockholder of the Company who desires to submit a proposal for action at the 2015 annual meeting of stockholders, including the nomination of directors, and wishes to have such proposal (a “Rule 14a-8 Proposal”) included in the Company’s proxy materials, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than 120 calendar days before the date of the company's proxy statement released to shareholders in connection with the previous year's annual meeting unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company’s proxy materials.

Notice of a stockholder proposal submitted outside the processes of Rule 14a-8 for the 2015 annual meeting of stockholders will be considered untimely unless received by us no later than 45 days before the anniversary of the date on which we first sent our proxy materials for this 2014 Annual Meeting. In addition, if a stockholder intends to present a proposal or director nomination at an annual meeting without including the proposal in the proxy materials related to that meeting, and if the proposal does not comply with the applicable requirements for inclusion under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, then the proxy or proxies designated by our board of directors for that meeting may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

Any notices regarding stockholder proposals must be received by Lilis at its principal executive offices at 1900 Grant Street, Suite #720, Denver, CO 80203, Attention: Corporate Secretary.

Additional Information

The Company will furnish a copy of its Annual Report on Form 10-K for the year ended December 31, 2013 to any stockholder free of charge and will furnish a copy of any exhibit to the Form 10-K upon payment of the Company’s reasonable expenses in furnishing such exhibit(s). Interested parties may request a copy of the Form 10-K or any exhibit thereto from the Secretary of the Company at the Company’s principal offices, located at 1900 Grant Street, Suite #720, Denver, CO. Copies may also be accessed and reviewed on our website at www.lilisenergyco.com under “Investors” and “SEC Filings” or on the SEC website at www.SEC.gov.

Other Business

We know of no other matter to be acted upon at the meeting. However, if any other matters are properly brought before the meeting, the person named in the accompanying proxy card as proxy for the holders of Lilis’s common stock will vote thereon in accordance with their best judgment.

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CORPORATE GOVERNANCE

The Board and Committees Thereof

Our Board conducts its business through meetings and through its committees. Our Board held 19 meetings in 2013. Each director attended at least 75% of (i) the meetings of the Board held after such director’s appointment and (ii) the meetings of the committees on which such director served, after being appointed to such committee. Our policy regarding directors’ attendance at the annual meetings of stockholders is that all directors are expected to attend, absent extenuating circumstances.

Affirmative Determinations Regarding Director Independence and Other Matters

Our Board follows the standards of independence established under the rules of The NASDAQ Stock Market (“NASDAQ”), as well as the Company’s Corporate Governance Guidelines on Director Independence (a copy of which is available on our website at www.lilisenergyco.com under “Investors”), in determining if directors are independent and has determined that three of our current directors, Nuno Brandolini, Timothy N. Poster, and Bruce B. White are “independent directors” under those rules. No independent director receives, or has received, any fees or compensation from us other than compensation received in his or her capacity as a director. There were no transactions, relationships or arrangements not otherwise disclosed that were considered by the Board in determining that any of the directors are independent.

On December 8, 2014, Mr. Poster and Mr. White notified the Company of their decision not to stand for re-election at the 2014 Annual Meeting. NASDAQ Listing Rule 5605(b)(1) requires that a majority of the board of directors of a listed company be comprised of independent directors. As mentioned above, our Board has determined that three of our five current directors are independent in compliance with NASDAQ Listing Rule 5605(b)(1). However, as a result of the vacancies created by the departure of Mr. Poster and Mr. White, immediately following the 2014 Annual Meeting our Board will be comprised of three directors, only one of whom is independent. The Company plans to submit a compliance plan to NASDAQ addressing how it intends to regain compliance with Listing Rule 5605(b)(1). The Company intends to hire two new independent directors as soon as reasonably practicable following the 2014 Annual Meeting in order to regain compliance with Listing Rule 5605(b)(1).

Committees of the Board

Pursuant to our amended and restated bylaws, our Board is permitted to establish committees from time to time as it deems appropriate. To facilitate independent director review and to make the most effective use of our directors’ time and capabilities, our Board has established an audit committee and a compensation committee. The membership and function of these committees are described below.

Compensation Committee

Our compensation committee currently consists of Mr. Poster, Mr. White and Mr. Brandolini. Mr. Poster is chair of the compensation committee. The compensation committee met once during 2013, but on several occasions met separately in connection with a meeting of the full Board, and acted by written consent thereafter. The compensation committee reviews, approves and modifies our executive compensation programs, plans and awards provided to our directors, executive officers and key associates. The compensation committee also reviews and approves short-term and long-term incentive plans and other stock or stock-based incentive plans. In addition, the committee reviews our compensation and benefit philosophy, plans and programs on an as-needed basis. In reviewing our compensation and benefits policies, the compensation committee may consider the recruitment, development, promotion, retention, compensation of executive and senior officers of Lilis Energy, trends in management compensation and any other factors that it deems appropriate. Under its charter, the compensation committee may create and delegate such tasks to such standing or ad hoc subcommittees as it may determine to be necessary or appropriate for the discharge of its responsibilities, as long as the subcommittee has at least the minimum number of directors necessary to meet any regulatory requirements. The compensation committee may engage consultants in determining or recommending the amount of compensation paid to our directors and executive officers. The compensation committee is governed by a written charter that is reviewed, and amended if necessary, on an annual basis. A copy of the charter is available on our website at www.lilisenergyco.com under “Investors.”

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As discussed above, Mr. Poster and Mr. White have notified the Company of their decision not to stand for re-election at the 2014 Annual Meeting. Both Mr. Poster and Mr. White are currently members of our compensation committee. NASDAQ Listing Rule 5605(d)(2)(A) requires each listed company to have a compensation committee comprised of at least two members, each of whom must be an independent director. As a result of the vacancies created by the departure of Mr. Poster and Mr. White, immediately following the 2014 Annual Meeting, our compensation committee will be comprised of only one member. The Company intends to hire two new independent directors as soon as reasonably practicable following the 2014 Annual Meeting, and intends to appoint at least one of those directors to the compensation committee, in order to regain compliance with Listing Rule 5605(d)(2)(A).

Audit Committee

Our audit committee currently consists of Mr. Poster, Mr. White and Mr. Brandolini. The audit committee met 4 times in 2013. D. Kirk Edwards, who as previously disclosed resigned from his position as a member of the Board and all positions thereon effective November 1, 2014, served as the audit committee chair and as the audit committee financial expert. Although the Board has not yet appointed a new audit committee chair, Mr. Brandolini meets the definition of audit committee financial expert and has agreed to serve in that role on the audit committee. The Board has determined that each of Mr. Poster, Mr. White and Mr. Brandolini is, and prior to his resignation Mr. Edwards was, independent as required by NASDAQ for audit committee members. The audit committee is governed by a written charter that is reviewed, and amended if necessary, on an annual basis. A copy of the charter is available on our website at www.lilisenergyco.com under “Investors.”

As discussed above, Mr. Poster and Mr. White have notified the Company of their decision not to stand for re-election at the 2014 Annual Meeting. Both Mr. Poster and Mr. White are currently members of our audit committee. NASDAQ Listing Rule 5605(c)(2)(A) requires each listed company to have an audit committee comprised of at least three members, each of whom must be an independent director (in addition to satisfying additional independence standards required by NASDAQ). As a result of the vacancies created by the departure of Mr. Poster and Mr. White, immediately following the 2014 Annual Meeting, our audit committee will be comprised of only one member. The Company intends to hire two new independent directors as soon as reasonably practicable following the 2014 Annual Meeting, and intends to appoint those directors to the audit committee, in order to regain compliance with Listing Rule 5605(c)(2)(A).

Communications with the Board

Stockholders may communicate with our Board or any of the directors by sending written communications addressed to the Board or any of the directors, Lilis Energy, Inc., 1900 Grant Street, Suite #720, Denver, CO 80203, Attention: Corporate Secretary. All communications are compiled by the corporate secretary and forwarded to the Board or the individual director(s) accordingly.

Nomination of Directors

Our Board has not established a nominating committee because the Board believes that it is unnecessary in light of the Board’s small size. In the event that vacancies on our Board arise, the Board considers potential candidates for director, which may come to the attention of the Board through current directors, professional executive search firms, stockholders or other persons. Our Board does not set specific, minimum qualifications that nominees must meet in order to be recommended as directors, but believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of Lilis and the composition of our Board. We do not have any formal policy regarding diversity in identifying nominees for a directorship, but consider it among the various factors relevant to any particular nominee. We do not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status. In the event we decide to fill a vacancy that exists or we decide to increase the size of the Board, we identify, interview and examine appropriate candidates. We identify potential candidates principally through suggestions from our Board and senior management. Our chief executive officer and Board members may also seek candidates through informal discussions with third parties. We also consider candidates recommended or suggested by stockholders.

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The Board will consider candidates recommended by stockholders if the names and qualifications of such candidates are submitted in writing in accordance with the notice provisions for stockholder proposals set forth above under the caption “Stockholder Proposals” in this proxy statement to Lilis Energy, Inc., 1900 Grant Street, Suite #720, Denver, CO 80203, Attention: Corporate Secretary. The Board considers properly submitted stockholder nominations for candidates for the Board in the same manner as it evaluates other nominees. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Board and the materials provided by a stockholder to the corporate secretary for consideration of a nominee for director are forwarded to the Board. All candidates are evaluated at meetings of the Board. In evaluating such nominations, the Board seeks to achieve the appropriate balance of industry and business knowledge and experience in light of the function and needs of the Board. The Board considers candidates with excellent decision-making ability, business experience, personal integrity and reputation. Our management recommended our incumbent directors for election at our 2013 annual meeting. We did not receive any other director nominations.

Code of Ethics

Our Board has adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Code codifies the business and ethical principles that govern all aspects of our business. A copy of the Code is available on our website at www.lilisenergyco.com under “Investors” and “Corporate Governance.” We undertake to provide a copy of the Code to any person, at no charge, upon a written request. All written requests should be directed to: Lilis Energy, Inc., 1900 Grant Street, Suite #720, Denver, CO 80203, Attention: Corporate Secretary.

Board Leadership Structure

Our Board has separated the chairman and chief executive officer roles. This leadership structure permits the chief executive officer to focus his attention on managing our business and allows the chairman to function as an important liaison between management and the Board, enhancing the ability of the Board to provide oversight of the Company’s management and affairs. Our chairman provides input to the chief executive officer and is responsible for presiding over the meetings of the Board and executive sessions of the non-employee directors. Our chief executive officer, who is also a member of the Board, is responsible for setting the Company’s strategic direction and for the day-to-day leadership performance of the Company. Based on the current circumstances and direction of the Company and the experienced membership of our Board, our Board believes that separate roles for our chairman and our chief executive officer, coupled with a majority of independent directors and strong corporate governance guidelines, is the most appropriate leadership structure for our Company and its stockholders at this time.

The Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the Board’s attention any material risks to the Company. The Board has oversight responsibility for Lilis’s risk policies and processes relating to the financial statements and financial reporting processes and the guidelines, policies and processes for mitigating those risks.

Compensation of Directors

The table below sets forth the compensation earned by our non-employee directors during the 2013 fiscal year. There were no non-equity incentive plan compensation, stock options, change in pension value or any non-qualifying deferred compensation earnings during the 2013 fiscal year.

Name	Fees Earned or Paid in Cash Compensation	Stock Awards (1)		Option Awards (2)		All Other Compensation	Total
Timothy N. Poster	$-	$90,000	(3)	$213,690	(4)	$-	$303,690
Bruce B. White	$-	$90,000	(5)	$213,690	(4)	$-	$303,690
D. Kirk Edwards	$-	$90,000	(6)	$213,690	(4)	$-	$303,690
Nuno Brandolini (7)	$-	$-		$-		$-	$-
G. Tyler Runnels (8)	$-	$-		$-		$-	$-

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(1)	The grant date fair values for restricted stock awards were determined by multiplying the number of shares awarded times the Company’s stock price on the date of grant.
(2)	The dollar amounts indicated represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.
(3)	Represents (i) 24,096 shares of common stock granted on June 3, 2013 and (ii) 31,250 shares of common stock granted on June 20, 2013.
(4)	Represents 200,000 options to purchase common stock granted on November 13, 2013 at an exercise price of $2.05 per share.
(5)	Represents (i) 25,614 shares of common stock granted on April 24, 2013 and (ii) 31,250 shares of common stock granted on June 20, 2013.
(6)	Represents (i) 23,810 shares of common stock granted on May 20, 2013 and (ii) 31,250 shares of common stock granted on June 20, 2013.
(7)	Mr. Brandolini received no compensation in 2013 because he was not appointed to the Board until February 2014.
(8)	Mr. Runnels received no compensation in 2013 because he was not appointed to the Board until November 2014. In connection with his appointment to the Board, on November 25, 2014, Mr. Runnels entered into a Director Appointment Agreement (the “Appointment Agreement”) with the Company. Pursuant to the Appointment Agreement, Mr. Runnels will be paid $1 per year for each year that he is a director as compensation for his service on the Board.

We have entered into independent director agreements with Mr. Poster, Mr. White, and Mr. Edwards. Pursuant to these agreements, we generally pay each such director annual cash compensation of $40,000 (payable quarterly), and an additional $10,000 per year (payable quarterly) to the chairman of each of our audit and compensation committees (as of fiscal year 2013, Mr. Edwards and Mr. Poster, respectively). In 2013, our directors agreed to receive restricted shares of our Common Stock in lieu of their cash compensation, and for each director to receive restricted shares equal to $50,000 as of the date of grant (without regard to additional fees payable to the chairs of committees). Accordingly, the Company granted Mr. Poster, Mr. Edwards and Mr. White each 31,250 shares on June 20, 2013.

In addition, on each anniversary of the date an independent director was initially appointed to our board (June 1, 2010 for Mr. Poster, April 24, 2012 for Mr. White, and May 18, 2012 for Mr. Edwards), so long as such director continues to be an independent director on such date, we issue to such director a number of shares of our Common Stock equal to $40,000 divided by the most recent closing price per share prior to the date of each annual grant. These grants are fully vested upon issuance. Accordingly, the Company granted Mr. Poster 24,096 shares on June 3, 2013, granted Mr. Edwards 23,810 shares on May 20, 2013, and granted Mr. White 25,641 on April 24, 2013.

The agreements permit a director to engage in other business activities in the energy industry, some of which may be in conflict with the best interests of Lilis Energy, and also states that if a director becomes aware of a business opportunity, he has no affirmative duty to present or make such opportunity available to the Company, except as may be required by his fiduciary duty as a director or by applicable law.

Indemnification of Directors and Officers

Pursuant to our certificate of incorporation we provide indemnification of our directors and officers to the fullest extent permitted under Nevada law.  We believe that this indemnification is necessary to attract and retain qualified directors and officers.

Narrative Disclosure of Compensation Policies and Practices as they Relate to Risk Management

In accordance with the requirements of Regulation S-K, Item 402(s), to the extent that risks may arise from our compensation policies and practices that are reasonably likely to have a material adverse effect on Lilis, we are required to discuss these policies and practices for compensating our employees (including employees that are not named executive officers) as they relate to our risk management practices and the possibility of incentivizing risk-taking.  We have determined that the compensation policies and practices established with respect to our employees are not reasonably likely to have a material adverse effect on Lilis and, therefore, no such disclosure is necessary.  The compensation committee and the Board are aware of the need to routinely assess our compensation policies and practices and will make a determination as to the necessity of this particular disclosure on an annual basis.

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PROPOSAL 1: Election of Directors

Our Board proposes that the three nominees described below, each of whom currently serves as a member of our Board, be elected for a term ending on the date of our 2015 annual meeting and until their successors are duly elected and qualified.  It is the intention of the person named as proxy in the enclosed proxy to vote FOR the election of all such nominees.

Each of the nominees has consented to serve as a director.  If any director should become unavailable to serve as a director, our Board may designate a substitute nominee, or the number of directors that constitutes the full Board may be reduced to eliminate the vacancy. In the event any of the nominees named below becomes unable or unwilling to serve as a director, shares represented by valid proxies will be voted FOR the election of such other person as the Board may nominate.  The term of our current directors expires at the 2014 Annual Meeting and when their successors are duly elected and qualified.

We seek directors with strong reputations and experience in areas relevant to our strategy and operations.  Each of the nominees for election as director holds or has held senior management positions in complex organizations and has operating experience that meets this objective, as described below.  In these positions, the nominees have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management and leadership development. We believe that each of the nominees has other key attributes that are critical to the composition of an effective Board: integrity and demonstrated impeccable ethical standards, sound judgment, analytical skills, the ability to work together in a constructive and collaborative fashion and the commitment to devote significant time and energy to service on the Board and its committees.

Information Concerning the Nominees for Election as Directors

Nuno Brandolini: Chairman of the Board. Mr. Brandolini became Lilis Energy’s Chairman of the Board in April 2014, after serving as a director beginning in February 2014. Mr. Brandolini is a general partner of Scorpion Capital Partners, L.P., a private equity firm organized as a small business investment company. Prior to forming Scorpion Capital and its predecessor firm, Scorpion Holding, Inc., in 1995, Mr. Brandolini served as managing director of Rosecliff, Inc., a leveraged buyout fund co-founded by Mr. Brandolini in 1993. Mr. Brandolini served previously as a vice president in the investment banking department of Salomon Brothers, Inc., and a principal with the Batheus Group and Logic Capital, two venture capital firms. Mr. Brandolini began his career as an investment banker with Lazard Freres & Co. Mr. Brandolini is a director of Cheniere Energy, Inc. (NYSE MKT: LNG), a Houston-based company primarily engaged in LNG related businesses. Mr. Brandolini received a law degree from the University of Paris and an M.B.A. from the Wharton School.

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Director Qualifications:

●	Leadership Experience – General partner of Scorpion Capital partners, L.P. and founder of its predecessor, Scorpion Holdings, Inc. and former managing director of Rosecliff, Inc.
●	Industry Experience – Personal investments in the oil and gas industry.

Abraham Mirman: Director. Mr. Mirman joined our Board on September 12, 2014. He currently serves as the Company’s Chief Executive Officer, and has held that position since April 21, 2014. Prior to being appointed to his current position of Chief Executive Officer, Mr. Mirman served as the Company’s President beginning in September 2013. Between 2006 and 2011, Mr. Mirman served as Chairman of the Board of Cresta Capital Strategies LLC; between 2011 and 2012, he served as Head of Investment Banking at BMA Securities; and between 2012 and February 2013, he served as Head of Investment Banking at John Thomas Financial. Mr. Mirman served as the Managing Director, Investment Banking at T.R. Winston & Company, LLC (“TRW”) from April 2013 until September 2014. During Mr. Mirman’s service as Chief Executive Officer, the Company has completed several significant capital raising transactions and negotiated a final settlement with its senior secured lender.

Director Qualifications:

●	Leadership Experience – Chief Executive Officer of Lilis Energy; Chairman of the Board of Cresta Capital Strategies LLC; Head of Investment Banking at BMA Securities; Head of Investment Banking at John Thomas Financial; Managing Director, Investment Banking at TRW.
●	Industry Experience – Personal investment in oil and gas industry, and experience as executive officer of Lilis Energy.

G. Tyler Runnels: Director. Mr. Runnels, age 58, is the Chairman and Chief Executive Officer of TRW. Mr. Runnels has been with TRW since 1990 and became its Chairman and Chief Executive Officer in 2003 when he acquired control of the firm. He has over 30 years of investment banking experience and has led over $2 billion of debt and equity financings, mergers and acquisitions, initial public offerings, bridge financings, and financial restructurings across a variety of industries, including healthcare, oil and gas, business services, manufacturing, and technology. Mr. Runnels serves on the Pepperdine University President’s Campaign Cabinet. Mr. Runnels received a B.S. and MBA from Pepperdine University and he holds FINRA Series 7, 24, 55, 63 and 79 licenses.

Director Qualifications:

●	Leadership Experience – Chairman and Chief Executive Officer of TRW; member of the Board of Directors of FORT Properties, Inc.
●	Industry Experience – Personal investment in oil and gas industry; investment banking experience in oil and gas industry.

Directors hold office for one year terms expiring at the 2015 annual meeting and until their successors are duly elected and qualified. Officers are elected by, and serve at the discretion of, our Board. None of the above individuals has any family relationship with any other. It is expected that our Board will elect officers following each annual meeting of stockholders.

Recommendation of the Board

The Board recommends that you vote “FOR” each of the nominees for election to the Board.

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PROPOSAL 2: Non-Binding Advisory Vote on Named Executive Officer Compensation (Say On Pay Vote)

Pursuant to the requirements of the Dodd-Frank Act, we are seeking a non-binding advisory vote from holders of our common stock to approve the compensation of our named executive officers as described in the Narrative Disclosure to Summary Compensation Table and the Executive Compensation sections of this proxy statement. This proposal is also referred to as “the say on pay vote.” The Company will hold an advisory vote on executive compensation every year until the next required advisory vote with respect to the frequency of advisory votes on executive compensation, which will occur at the Company’s annual meeting of stockholders in 2018.

As more fully described in the Narrative Disclosure to Summary Compensation Table section, our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. We believe that the various elements of our executive compensation program work together to promote our goal of ensuring that total compensation should be related both to Lilis and individual performance.

Shareholders are urged to read the Narrative Disclosure to Summary Compensation Table section of this proxy statement, beginning on page 22, which discusses how our executive compensation policies implement our compensation philosophy, and the Executive Compensation section of this proxy statement beginning on page 18, which contains tabular information and narrative discussion about the compensation of our named executive officers, for additional details about our executive compensation programs. The compensation committee and the Board believe that these policies are effective in implementing our compensation philosophy and in achieving its goals.

We are asking our stockholders to indicate their support for our named executive compensation as described in this proxy statement. This proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to approve, on an advisory basis, the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Lilis’s named executive officers, as disclosed in this proxy statement, including the Narrative Disclosure to Summary Compensation Table, the executive compensation tables, and the narrative discussion under Executive Compensation contained in the proxy statement.”

Because your vote is advisory, it will not be binding upon the Board. However, the Board values stockholders’ opinions and the compensation committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Recommendation of the Board

The Board recommends that you vote “FOR” the advisory vote on named executive officer compensation.

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PROPOSAL 3: Ratification of Appointment of Independent Registered Public Accountant

On November 25, 2014 the audit committee of the Board selected Marcum LLP (“Marcum”) as the independent registered public accountant of the Company for 2014. The Board is submitting the selection of Marcum for ratification at the 2014 Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the audit committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the audit committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Marcum, the audit committee will reconsider the selection of that firm as the Company’s auditors.

Hein & Associates LLP (“Hein”) served as the independent registered public accounting firm of the Company for the fiscal year 2013. On November 7, 2014, the Company was notified by Hein that it did not wish to stand for re-election.  Upon completion of its review of the Company’s interim condensed consolidated financial information included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2014, Hein resigned as the Company’s independent registered public accounting firm.

The reports of Hein on the Company’s consolidated financial statements for the years ended December 31, 2013 and 2012 contained no adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope or accounting principles. However, as previously reported in the Company’s Form 10-Q for the quarter ended March 31, 2014, Hein advised the Company of a material weakness in its internal controls over financial reporting as of March 31, 2014, related to the monitoring controls and related segregation of duties over automated and manual journal entry transaction processes, and as previously reported in the Company’s Form 10-Q for the quarter ended June 30, 2014, the Company, in consultation with Hein, determined that during the fourth quarter of 2013 and the first three quarters of 2014, there existed a material weakness with respect to the operation of the Company’s internal controls relating to the documentation and authorization procedures of certain travel and entertaining expenses incurred by certain past and present officers in those periods. There was no disagreement, however, between the Company and Hein with respect to this determination, and Hein has expressed its agreement with the Company’s plan to remediate these prior weaknesses, although the remediated controls have not yet been tested.

During the years ended December 31, 2013 and 2012, and the quarter ended June 30, 2014, there were no disagreements between the Company and Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Hein’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the consolidated financial statements of the Company for such years.

During the Company’s two most recent fiscal years ended December 31, 2012 and 2013, and during the subsequent interim period through the date of this Current Report on Form 8-K, the Company has not, and no one on the Company’s behalf has, consulted with Marcum regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Prior to filing this proxy statement, the Company furnished the disclosures required by Item 304(a) of Regulation S-K herein to both Marcum and Hein. The Company provided both Marcum and Hein the opportunity to provide a brief statement to the Company to be included in this proxy statement, to the extent that either believed that any statements made in response to Item 304(a) of Regulation S-K in this proxy statement were incorrect or incomplete. Neither Marcum nor Hein submitted any such a statement to the Company.

The Company does not expect Hein or Marcum, or their respective representatives, to be present, to make a statement, or to be available to respond to appropriate questions at the 2014 Annual Meeting.

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Fees

Before our principal accountant is engaged by us to render audit or non-audit services, where required by the rules and regulations promulgated by the SEC and/or NASDAQ, such engagement is approved by the audit committee.

The following are the fees of Hein for the two years ended December 31, 2012 and 2013, (all of which have been pre-approved by the audit committee):

Description	2013	2012
Audit Fees	$205,000	$175,000
Audit-Related Fees	-	-
Tax Fees	$12,000	$12,000
All Other Fees	-	-
Total	$217,000	$187,000

Audit Fees consist of the aggregate fees for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our quarterly reports on Forms 10-Q and for any other services that were normally provided by our auditors in connection with our statutory and regulatory filings or engagements.

Audit Related Fees consist of the aggregate fees billed for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and were not otherwise included in Audit Fees.  These fees primarily relate to statutory audit requirements and audits of employee benefit plans.

Tax Fees consist of the aggregate fees billed for professional services rendered for tax consulting. Included in such Tax Fees were fees for consultancy, review, and advice related to our income tax provision and the appropriate presentation on our financial statements of the income tax related accounts.

  All Other Fees consist of the aggregate fees billed for products and services provided by our auditors and not otherwise included in Audit Fees, Audit Related Fees or Tax Fees.

Our audit committee has considered whether the provision of the non-audit services described above is compatible with maintaining our auditors’ independence and determined that such services are appropriate.

Audit Committee Pre-Approval Policy

The Company’s independent registered public accounting firm may not be engaged to provide non-audit services that are prohibited by law or regulation to be provided by it, nor may the Company’s independent registered public accounting firm be engaged to provide any other non-audit service unless it is determined that the engagement of the principal accountant provides a business benefit resulting from its inherent knowledge of the Company while not impairing its independence. Our audit committee must pre-approve permissible non-audit services. During fiscal year 2013, our audit committee approved 100% of the non-audit services provided by its independent registered public accounting firm.

Recommendation of the Board

The Board recommends that you vote “FOR” the ratification of the selection of Marcum LLP as the independent registered public accountant of the Company for 2014.

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REPORT OF THE AUDIT COMMITTEE

The following Report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.

The audit committee is currently comprised of Timothy N. Poster, Bruce B. White and Nuno Brandolini.  The audit committee is responsible for overseeing and evaluating the Company’s financial reporting process on behalf of the Board, selecting and retaining the independent auditors, and overseeing and reviewing the internal audit function of the Company.

Management has the primary responsibility for Lilis’s financial reporting process, accounting principles, and internal controls, as well as preparation of the Company’s financial statements in accordance with generally accepted accounting principles in the United States, or GAAP. The independent auditors are responsible for performing audits of Lilis’s consolidated financial statements and the effectiveness of Lilis’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing reports thereon. The audit committee is responsible for overseeing the conduct of these activities. It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to independently verify the representations made by management and the independent auditors. The audit committee’s considerations and discussions with management and the independent auditors do not assure that Lilis’s financial statements are presented in accordance with GAAP or that the audits of the annual financial statements and the effectiveness of Lilis’s internal control over financial reporting have been carried out in accordance with the standards of the PCAOB, or that the independent auditors are, in fact, “independent.”

The audit committee has met and held discussions with management and the independent auditors on a regular basis. The audit committee plans and schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its responsibilities. The audit committee’s meetings include, whenever appropriate, executive sessions with the independent auditors without the presence of Lilis’s management. The audit committee has reviewed and discussed with both management and the independent auditors Lilis’s consolidated financial statements as of and for the year ended December 31, 2013, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Management advised the audit committee that the financial statements were prepared in accordance with GAAP. The audit committee has relied on this representation, without independent verification, and on the representations of the independent auditors included in their report on the consolidated financial statements.

The audit committee discussed with the independent auditors the matters required to be discussed pursuant to Statement of Auditing Standards No. 114, “The Auditor’s Communication With Those Charged With Governance,” as amended by Statement of Auditing Standards No. 89, “Audit Adjustments” and Statement of Auditing Standards No. 90, “Audit Committee Communications.” The independent auditors have provided to the audit committee the written disclosures and the letter required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and the audit committee has discussed with the independent auditors their independence. The audit committee has also considered whether the independent auditors’ provision of other non-audit services to Lilis is compatible with maintaining auditor independence. The audit committee has concluded that the provision of non-audit services by the independent auditors was compatible with the maintenance of independence in the conduct of their auditing functions. Based upon its review and discussions with management and the independent auditors and the reports of the independent auditors, and in reliance upon such information, representations, reports and opinions, the audit committee recommended that the Board approve the audited financial statements for inclusion in Lilis’s annual report on Form 10-K for the year ended December 31, 2013, and the Board accepted the audit committee’s recommendations.

Members of the Audit Committee:

Timothy N. Poster

Bruce B. White

Nuno Brandolini

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DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of the persons who are our directors and executive officers as of December 9, 2014:

Name	Age	Position
Abraham “Avi” Mirman	44	Chief Executive Officer, Director
Eric Ulwelling	36	Chief Financial Officer
Nuno Brandolini	60	Chairman of the Board of Directors
Bruce B. White(1)	62	Director
Timothy N. Poster(2)	45	Director
G. Tyler Runnels	58	Director
(1) On December 3, 2014 Mr. White notified the Company of his decision not to stand for re-election at the 2014 Annual Meeting.
(2) On December 3, 2014 Mr. Poster notified the Company of his decision not to stand for re-election at the 2014 Annual Meeting.

Abraham Mirman: Chief Executive Officer. Mr. Mirman currently serves as the Company’s Chief Executive Officer, and has held that position since April 2014. Prior to being appointed to his current position of Chief Executive Officer, Mr. Mirman served as the Company’s President beginning in September 2013. Mr. Mirman served as the Managing Director, Investment Banking at TRW from April 2013 until September 2014. Between 2012 and February 2013, he served as Head of Investment Banking at John Thomas Financial, and between 2011 and 2012, he served as Head of Investment Banking at BMA Securities. Between 2006 and 2011, Mr. Mirman served as Chairman of the Board of Cresta Capital Strategies LLC. Mr. Mirman has extensive experience in financial and securities matters, including in obtaining financing for and providing financial advisory services to micro-cap public companies, including oil and gas and other energy companies.

Eric Ulwelling: Chief Financial Officer. Mr. Ulwelling was appointed by the Board to the position of Chief Financial Officer in October 2014. Mr. Ulwelling joined the Company in 2012, serving as the Company’s Controller and Principal Accounting Officer until he was appointed to the position of Acting Chief Financial Officer in May 2014. From 2009-2011, Mr. Ulwelling served as a controller with Applied Natural Gas Fuels, Inc. From 2006 to 2009, he worked as an auditor with Singer Lewak, servicing publicly traded companies, and prior to that worked as an auditor with Pannell Kerr Forster. Mr. Ulwelling received a Bachelor of Science in Accounting from California State University of Fullerton, in 2002.

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NAMED EXECUTIVE OFFICER COMPENSATION

Executive Compensation for Fiscal Year 2013

The compensation earned by our executive officers for fiscal 2013 consisted of base salary and long-term incentive compensation consisting of awards of stock grants.

Summary Compensation Table

The table below sets forth compensation paid to our executive officers for the 2013 and 2012 fiscal years.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Other Compensation(3)	Total
Abraham Mirman	2013	$50,000	$-	$245,000	$804,400	$4,000	$1,103,400
(president from September 2013 to April 2014; chief executive officer from April 2014 to present)	2012	$-	$-	$-	$-	$-	$-

W. Phillip Marcum	2013	$70,000	-	$150,000	261,873	$18,000	$499,873
(chief executive officer)(4)	2012	$-	-	$-	-	$-	$-

A. Bradley Gabbard(5)	2013	$70,000	-	$150,000	261,873	$18,000	$499,873
(chief financial officer; president)(5)	2012	$182,146	-	$199,999	-	$5,275	$387,420

(1)	Represents restricted stock awards under our EIP. The grant date fair values for restricted stock awards were determined by multiplying the number of shares awarded times the Company’s stock price on the date of grant.
(2)	The dollar amounts indicated represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.
(3)	Reflects reimbursement of health insurance premiums.
(4)	Mr. Marcum resigned his positions with the Company effective as of April 18, 2014.
(5)	Mr. Gabbard resigned his positions with the Company effective as of May 16, 2014.

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Outstanding Equity Awards at Fiscal Year-End

	Option Awards							Stock Awards
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying options unexercisable		Equity incentive plan awards; Number of securities underlying unexercised unearned options		Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares of units of stock that have not vested(3)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested
	(#)	(#)		(#)		($)		(#)	($)	(#)		($)
Abraham Mirman	-	-		2,000,000	(1)	$2.45	(2)	-	-	-		-
				600,000	(1)	$2.45	(2)
A. Bradley Gabbard	100,000	200,000	(3)	-		$1.60	-	-	-	93,750	(4)	$150,000

W. Phillip Marcum	100,000	200,000	(3)	-		$1.60	-	-	-	93,750	(5)	$150,000

(1)	Vesting is based on the achievement of certain performance metrics as set forth in Note 13 “Share Based and Other Compensation” of the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.
(2)	Options expire upon the earlier of (a) five (5) years from the date they vest and become exercisable or (b) September 16, 2023. See Note 13 “Share Based and Other Compensation” of the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of the circumstances under which the options will vest.
(3)	Subject to vesting as follows: 100,000 were to vest on June 25, 2014 and 100,000 were to vest on June 25, 2015. Upon the termination of Mr. Gabbard’s employment on May 16, 2014, all unvested options held by Mr. Gabbard were terminated pursuant to the terms of the EIP. Pursuant to the Separation Agreement entered into in connection with the termination of Mr. Marcum’s employment, all unvested options held by Mr. Marcum vested immediately.
(4)	All 93,750 shares vested April 15, 2014.
(5)	Pursuant to the Separation Agreement entered into in connection with the termination of Mr. Marcum’s employment, all 93,750 shares were forfeited in exchange for a lump sum payment of $150,000.

Employment Agreements and Other Compensation Arrangements

2012 Equity Incentive Plan (“EIP”)

Our Board and stockholders approved our 2012 Equity Incentive Plan (“EIP”) in August 2012. The EIP provides for grants of equity incentives to attract, motivate and retain the best available personnel for positions of substantial responsibility; to provide additional incentives to our employees, directors and consultants; and to promote the success and growth of our business. Equity incentives that may be granted under our EIP include: (i) incentive stock options qualified as such under U.S. federal income tax laws; (ii) stock options that do not qualify as incentive stock options; (iii) stock appreciation rights (“SARs”); (iv) restricted stock awards; (v) restricted stock units; and (vi) unrestricted stock awards.

Our compensation committee believes long-term incentive-based equity compensation is an important component of our overall compensation program because it:

•	rewards the achievement of our long-term goals;
•	aligns our executives’ interests with the long-term interests of our stockholders;
•	aligns compensation with sustained long-term value creation;
•	encourages executive retention with vesting of awards over multiple years; and
•	conserves our cash resources.

Our EIP is administered by our compensation committee, subject to the ultimate authority of our Board, which has full power and authority to take all actions and to make all determinations required or provided for under the EIP, including designation of grantees, determination of types of awards, determination of the number of shares of Common Stock subject an award and establishment of the terms and conditions of awards.

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  Under our EIP, originally 900,000 shares of our Common Stock were available for issuance. At the annual meeting of stockholders held on June 27, 2013, the Company’s stockholders approved an amendment to the EIP to increase the number of common shares available for grant under the EIP from 900,000 shares to 1,800,000 shares. At a special meeting of stockholders held on November 13, 2013, the stockholders approved an amendment to the EIP to increase the number of common shares available for grant under the EIP from 1,800,000 shares to 6,800,000 shares and to increase the number of common shares eligible for grant under the EIP in a single year to a single participant from 1,000,000 shares to 3,000,000 shares.  The number of shares issued or reserved pursuant to our EIP is subject to adjustment as a result of certain mergers, exchanges or other changes in our Common Stock.

As of December 31, 2013, 1,279,704 shares were available for issuance under the EIP.

During 2013, the compensation committee made grants of restricted stock and stock options under the EIP, including those to our directors and named executive officers set forth in the table below, subject to the vesting requirements set forth below.

Name	Restricted Stock Grant Value		Stock Option Grant Value
A. Bradley Gabbard	$150,000	(1)	$261,873	(4)
Abraham Mirman	245,000	(2)	659,000	(5)
W. Phillip Marcum	$150,000	(3)	$261,873	(4)

(1)	All 93,750 shares vested April 15, 2014.
(2)	These grants will vest, subject to performance thresholds detailed in his employment agreement.
(3)	Pursuant to the Separation Agreement entered into in connection with the termination of Mr. Marcum’s employment, all 93,750 shares were forfeited in exchange for a lump sum payment of $150,000.
(4)	Calculated using a grant date fair value of $0.872 per share. We calculated the grant date fair value using a Black-Scholes model.
(5)	Calculated using a grant date fair value of $0.3025 for 2,000,000 options, and $0.09 for 600,000 options, based on an independent valuation expert. See Note 13 “Share Based and Other Compensation” of the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

Employment Agreements and Other Arrangements

Messrs. Marcum and Gabbard

The Company entered into Employment Agreements with Mr. Marcum and Mr. Gabbard on June 20, 2013. The Employment Agreements contemplated that each of Mr. Marcum and Mr. Gabbard would receive an annual salary of $220,000, of which $150,000 would be payable in periodic installments in accordance with the Company’s regular payroll practices, and $70,000 would be paid in lump sum at the end of then-current fiscal year, or, in the sole discretion of the Board, prorated over the one year period upon completion of a financing transaction. Each executive was eligible for a performance bonus in an amount up to 50% of annual base compensation payable on an annual basis and subject to determination by the compensation committee of the Board, based on the achievement by the Company of performance goals established by the compensation committee for the preceding fiscal year, which may include targets related to the Company’s earnings before interest, taxes, depreciation and amortization, hydrocarbon production level, and hydrocarbon reserve amounts.  Each executive also received an incentive grant of 300,000 stock options with a fair market value exercise price (as defined in the EIP), with one-third vesting immediately and two-thirds vesting in two annual installments on each of the next two anniversaries of the grant date, in each case subject to approval by the shareholders of the Company.  Such stock options were to vest 100% upon a termination of employment by the Company without cause, by the executive for good reason, upon a change of control of the Company or upon the death or disability of executive, provided that such vesting be subject to approval by the shareholders of the Company. Each executive was also eligible to participate in all incentive, retirement, profit-sharing, life, medical, dental, disability and other benefit plans and programs as are from time to time generally available to executives of the Company with comparable responsibilities, subject to the provisions of those programs.  Any such benefits will be paid for by the Company. Upon a termination due to death or disability, a termination initiated by the executive for any reason except for good reason, or a termination initiated by the Company with cause, the Company’s obligation to pay any compensation or benefits ceases on the separation date. If the separation was initiated by the executive for good reason or by the Company for any reason other than cause, the Company would continue to pay the executive’s monthly salary as then in effect for a period equal to twelve (12) months commencing on the separation date.

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As a result of the Company’s liquidity position, each of Mr. Marcum and Mr. Gabbard agreed to take 93,750 shares of Common Stock (based upon the closing price of $1.60 on June 24, 2013) in lieu of $150,000 of his respective base salary for 2013 (including amounts deferred to date), which shares were scheduled to vest on April 15, 2014.

On April 24, 2014, the Company entered into a separation agreement (the “Marcum Agreement”) with Mr. Marcum in connection with his departure from the Company. The Marcum Agreement provided, among other things, that, consistent with his resignation for good reason under his Employment Agreement, (i) the Company would pay him 12 months of severance through payroll continuation, in the gross amount of $220,000, less all applicable withholdings and taxes, (ii) that all stock options held by Mr. Marcum as of the time of his termination immediately vested, and (iii) that Mr. Marcum would remain eligible to receive any performance bonus granted by the Company to its senior executives with respect to Company and/or executive performance in 2013. In addition, the Marcum Agreement provided that the Company would pay Mr. Marcum $150,000 in accrued base salary for his service in 2013, less all applicable withholdings and taxes, in exchange for Mr. Marcum’s forfeiture of the 93,750 shares of unvested restricted common stock of the Company that was issued to Marcum in June 2013 in lieu of such base salary. Mr. Marcum was provided the right to elect to apply amounts payable under the Marcum Agreement against his commitment to invest $125,000 in the Company’s previously disclosed private offering, upon shareholder approval of the participation of the Company’s officers and directors in that offering. The Marcum Agreement also contained certain mutual non-disparagement covenants, as well as certain mutual confidentiality, non-solicitation and non-compete covenants. In addition, Mr. Marcum and the Company each mutually released and discharged all known and unknown claims against the other and their respective representatives that they had or presently may have, including claims relating to Mr. Marcum’s employment. The Marcum Agreement effectively terminated the Employment Agreement entered into between Mr. Marcum and the Company.

On May 16, 2014, Mr. Gabbard announced his decision to resign from his positions as an officer and a director of the Company effective as of that date, in order to pursue other interests. The Company did not enter into any form of separation agreement with Mr. Gabbard in connection with his resignation.

Mr. Mirman

In connection with his appointment as the Company’s President, the Company entered into an Employment Agreement with Mr. Mirman (the “Mirman Agreement”) dated September 16, 2013.  The Mirman Agreement provides, among other things, that Mr. Mirman would receive an annual salary of $240,000 which was deferred until the Company successfully consummated a financing of any kind of not less than $2 million in gross proceeds.   Additionally, he was granted 100,000 shares of Common Stock, which vested immediately and were fully paid and non-assessable as an inducement for joining the Company.  Mr. Mirman was granted an option to purchase 600,000 shares of Common Stock of the Company, at a strike price equal to the Company’s closing share price on the September 16, 2013, to become exercisable upon the date the Company achieved certain conditions specified in the Mirman Agreement. The Board determined in September 2014 that those criteria had been met and consequently the options vested.  Mr. Mirman was also provided an incentive bonus package and an additional stock option grant contingent on the Company’s achievement of certain additional performance conditions.

Mr. Bell

In connection with his appointment as President and Chief Operating Officer, the Company entered into an employment agreement with Mr. Bell (the “Bell Agreement”), which had an initial term of three years, provided for an annual base salary of $240,000 subject to adjustment by the Company, as well as a signing bonus of $100,000 and 100,000 shares of Common Stock, subject to certain conditions set forth in the Bell Agreement. In addition, Mr. Bell was provided the right to receive an equity incentive bonus consisting of a non-statutory stock option to purchase up to 1,500,000 shares of Common Stock and a cash incentive bonus of up to $1,000,000, both subject to Mr. Bell’s continued employment. In addition, Mr. Bell’s incentive bonuses were subject to the Company’s achievement of certain production thresholds set forth in the Bell Agreement. The Bell Agreement effectively terminated the Independent Director Appointment Agreement between Mr. Bell and the Company, effective as of March 1, 2014.

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On July 9, 2014, Mr. Bell provided notice of his intent to resign from his position as an officer of the Company in order to focus his full attention on other ongoing roles and responsibilities. On August 4, 2014, the Company entered into a Separation Agreement with Mr. Bell (the “Separation Agreement”), providing for his resignation as an officer of the Company and from the Company’s board of directors, effective as of August 1, 2014. The Separation Agreement provided, among other things, that the Company would pay to Mr. Bell an aggregate of $100,000 in cash and issue to Mr. Bell 66,667 shares of the Company’s common stock, in addition to satisfying the Company’s outstanding obligation to pay Mr. Bell $100,000 in cash and issue to Mr. Bell 33,333 shares of common stock. The Separation Agreement also contains certain mutual covenants, and reaffirms the survival of certain confidentiality provisions contained in the Employment Agreement dated as of May 1, 2014 between the Company and Mr. Bell (the “Employment Agreement”). In addition, Mr. Bell and the Company each mutually released and discharged all known and unknown claims against the other and their respective representatives that they had or presently may have, including claims relating to Mr. Bell’s employment. The Separation Agreement effectively terminated the Employment Agreement, notwithstanding the survival of certain provisions as specifically provided in the Separation Agreement.

Narrative Disclosure to Summary Compensation Table

Overview

The following Compensation Discussion and Analysis describes the material elements of compensation for the named executive officers identified in the Summary Compensation Table above. As more fully described below, the compensation committee reviews and recommends to the full board of directors the total direct compensation programs for our named executive officers. Our chief executive officer also reviews the base salary, annual bonus and long-term compensation levels for the other named executive officers. Neither the compensation committee nor management, nor any other person on behalf of the Company, retained any compensation consultant for the fiscal year ending December 31, 2013.

Compensation Philosophy and Objectives

Our compensation philosophy has been to encourage growth in our oil and natural gas reserves and production, encourage growth in cash flow, and enhance stockholder value through the creation and maintenance of compensation opportunities that attract and retain highly qualified executive officers. To achieve these goals, the compensation committee believes that the compensation of executive officers should reflect the growth and entrepreneurial environment that has characterized our industry in the past, while ensuring fairness among the executive management team by recognizing the contributions each individual executive makes to our success.

Based on these objectives, the compensation committee has recommended an executive compensation program that includes the following components:

•	a base salary at a level that is competitive with the base salaries being paid by other oil and natural gas exploration and production enterprises that have characteristics similar to the Company and could compete with the Company for executive officer level employees;
•	annual incentive compensation to reward achievement of the Company's objectives, individual responsibility and productivity, high quality work, reserve growth, performance and profitability and that is competitive with that provided by other oil and natural gas exploration and production enterprises that have some characteristics similar to the Company; and
•	long-term incentive compensation in the form of stock-based awards that is competitive with that provided by other oil and natural gas exploration and production enterprises that have some characteristics similar to the Company.

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As described below, the compensation committee periodically reviews data about the compensation of executives in the oil and gas industry. Based on these reviews, we believe that the elements of our executive compensation program have been comparable to those offered by our industry competitors.

Elements of Lilis’s Compensation Program

The three principal components of the Company’s compensation program for its executive officers—base salary, annual incentive compensation and long-term incentive compensation in the form of stock-based awards—are discussed below.

Base Salary

Base salaries (paid in cash) for our executive officers have been established based on the scope of their responsibilities, taking into account competitive market compensation paid by our peer companies for similar positions. We have reviewed our executives’ base salaries in comparison to salaries for executives in similar positions and with similar responsibilities at companies that have certain characteristics similar to the Company. Base salaries are reviewed annually, and typically are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, experience and other criteria.

The compensation committee reviews with the chief executive officer his recommendations for base salaries for the named executive officers, other than himself, each year. New base salary amounts have historically been based on an evaluation of individual performance and expected future contributions to ensure competitive compensation against the external market, including the companies in our industry with which we compete. The compensation committee has targeted base salaries for executive officers, including the chief executive officer, to be competitive with the base salaries being paid by other oil and natural gas exploration and production enterprises that have certain characteristics similar to the Company. We believe this is critical to our ability to attract and retain top level talent.

Long Term Incentive Compensation

We believe the use of stock-based awards creates an ownership culture that encourages the long-term performance of our executive officers. Our named executive officers generally receive a stock grant upon becoming an employee of the Company. These grants vest over time.

Other Benefits

All employees may participate in our 401(k) retirement savings plan (“401(k) Plan”). Each employee may make before tax contributions in accordance with the Internal Revenue Service limits. We provide this 401(k) Plan to help our employees save a portion of their cash compensation for retirement in a tax efficient manner. We make a matching contribution in an amount equal to 100% of the employee’s elective deferral contribution below 3% of the employee’s compensation and 50% of the employee’s elective deferral that exceeds 3% of the employee’s compensation but does not exceed 5% of the employee’s compensation.

All fulltime employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our common stock as of December 9, 2014 by each of our executive officers and directors and each person known to be the beneficial owner of 5% or more of the outstanding common stock. This table is based upon the total number of shares outstanding as of December 9, 2014 of 27,413,965. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after the date hereof are deemed outstanding by such person or group, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Lilis Energy, Inc., 1900 Grant Street, Suite #720, Denver, CO 80203.

Name and Address of Beneficial Owner	Common Stock Held Directly		Common Stock Acquirable Within 60 Days		Total Beneficially Owned		Percent of Class Beneficially Owned

Directors and Executive Officers							27,413,965

Abraham Mirman, Chief Executive Officer	310,861	(1)	866,462	(2)	1,177,323	(3)	4.16%

Eric Ulwelling, Chief Financial Officer	93,967	(4)	-		93,967		0.34%

A. Bradley Gabbard, Former Chief Financial Officer	434,302	(5)	110,861	(6)	545,163		1.98%

Robert A. Bell, Former President, Chief Operating Officer, and Director	100,000	(7)	-		100,000		0.36%

W. Phillip Marcum, Former Chief Executive Officer	259,762	(8)	410,861		670,623		2.41%

Nuno Brandolini, Chairman	175,000	(9)	312,241	(10)	487,241	(11)	1.76%

G. Tyler Runnels, Director	2,496,110	(12)	-	(13)	2,496,110	(14)	9.11%

Timothy N. Poster, Director	235,915		66,667	(15)	302,582		1.10%

Bruce White, Director	220,269	(16)	66,667	(17)	286,936		1.04%

Kirk Edwards, Director	236,956	(18)	66,667	(19)	303,623		1.10%

Directors and Officers as a Group (10 persons)	4,563,142		1,900,425		6,463,567		23.37%

Pierre Caland Rutimatstrasse 16, 3780 Gstadd, Switzerland Tortola, British Virgin Islands	3,931,592	(20)	2,306,227	(21)	6,237,819		20.81%

Wallington Investment Holdings, Ltd. Trident Chambers P.O. Box 146, Road Town Tortola, British Virgin Islands	3,323,223	(22)	2,306,227	(23)	5,629,450		18.78%

Scott J. Reiman 730 17th Street, Suite 800 Denver, CO 80202	1,558,471	(24)	1,000,000	(25)	2,558,471		8.92%

Hexagon, LLC 730 17th Street, Suite 800 Denver, CO 80202	1,250,000	(26)	1,000,000	(27)	2,250,000		7.85%

Steven B. Dunn and Laura Dunn Revocable Trust DTD 10/28/10 16689 Schoenborn Street North Hills, CA 91343	2,379,686	(28)	-	(29)	2,379,686		8.60%

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(1)	Includes: (i) 110,861 shares of common stock held by The Bralina Group, LLC, in which Mr. Mirman has voting and dispositive power; and (ii) 200,000 shares held directly by Mr. Mirman.
(2)	Includes: (i) 110,861 shares of Common Stock issuable to The Bralina Group, LLC, in which Mr. Mirman has voting and dispositive power, on exercise of Warrant; (ii) 103,734 shares issuable upon conversion of Series A 8% Convertible Preferred Stock purchased in May 30, 2014 Private Placement; (iii) 51,868 shares issuable upon exercise of warrants purchased in May 30, 2014 Private Placement; and (iv) 600,000 options that vested upon achievement of criteria specified in Mr. Mirman's employment agreement. Does not include 2,000,000 options that are subject to vesting in 1/3 increments upon the achievement of certain performance objectives specified in Mr. Mirman's employment agreement, which objectives are beyond Mr. Mirman's reasonable control.
(3)	Total does not include 400 Shares of non-voting Series A 8% Convertible Preferred Stock purchased by Mr. Mirman in the May 30, 2014 Private Placement, which constitutes a 5.33% holding of that class of securities.
(4)	Includes 45,001 shares subject to future vesting.
(5)	Mr. Gabbard resigned from his positions as an officer and a director of the Company on May 16, 2014. Number reflects forfeiture of 52,084 unvested shares.
(6)	Number reflects forfeiture of 300,000 options
(7)	Includes 100,000 shares issued pursuant to separation agreement. Reflects forfeiture of 50,000 unvested shares upon separation.
(8)	Reflects (i) forfeiture of 16,667 unvested shares upon separation and (ii) forfeiture of 93,750 vested shares pursuant to separation agreement.
(9)	Includes 50,000 shares subject to future vesting.
(10)	Does not include 200,000 options subject to future vesting.
(11)	Total does not include 100 Shares of non-voting Series A 8% Convertible Preferred Stock purchased by Mr. Brandolini in the May 30, 2014 Private Placement, which constitutes a 1.33% holding of that class of securities.
(12)	Based upon Schedule 13D filed with the SEC on October 10, 2014 and additional information received from a representative of Mr. Runnels. Includes (i) 866,414 shares held by the Runnels Family Trust DTD 1-11-2000 (the “Runnels Family Trust”), of which Mr. Runnels, with Jasmine N. Runnels, is trustee, (ii) 906,610 shares held by T.R. Winston & Company, LLC (“TR Winston”), of which Mr. Runnels is the majority owner (iii) 122,991 shares held by High Tide, LLC (“High Tide”), of which Mr. Runnels is the manager, (iv) 4,025 shares held by Pangaea Partners, LLC, of which Mr. Runnels is the manager, (v) 5,250 shares of TRW Capital Management, LLC, of which Mr. Runnels is the chairman, (vi) 575,795 shares held by Golden Tiger, LLC, of which Mr. Runnels is the manager, (vii) 25 shares held by Mr. Runnels through SEP IRA Pershing LLC Custodian, and (viii) 15,000 shares held by Mr. Runnels through G. Tyler Runnels 401k.
(13)	Based upon Schedule 13D filed with the SEC on October 10, 2014 and additional information received from a representative of Mr. Runnels. Does not include (i) shares issuable to the Runnels Family Trust upon (a) conversion of outstanding debentures (427,164), (b) conversion of outstanding preferred stock (103,734), and (c) exercise of outstanding warrants (220,682 shares), (ii) shares issuable to TR Winston upon (a) conversion of outstanding preferred stock (219,502) and (b) exercise of outstanding warrants (2,550,699 shares), and (iii) 16,667 shares issuable to High Tide upon exercise of outstanding warrants.
(14)	Total does not include (i) 250 Shares of non-voting Series A 8% Convertible Preferred Stock purchased by the Runnels Family Trust in the May 30, 2014 Private Placement, or (ii) 529 Shares of non-voting Series A 8% Convertible Preferred Stock purchased by TR Winston in the May 30, 2014 Private Placement, which in the aggregate constitutes a 10.39% holding of the Series A 8% Convertible Preferred Stock.
(15)	Does not include 133,333 options subject to future vesting.
(16)	Includes 16,668 shares subject to future vesting. Does not include 62,500 shares of common stock purchased in January 2014 Private Placement, which purchase is subject to shareholder approval.
(17)	Does not include 133,333 options subject to future vesting. Does not include 62,500 warrants purchased in January 2014 Private Placement, which purchase is subject to shareholder approval.
(18)	Mr. Edwards resigned his position as a director effective November 1, 2014. Number reflects forfeiture of 33,332 unvested shares. Does not include 62,500 shares of common stock purchased in January 2014 Private Placement, which purchase is subject to shareholder approval.
(19)	Number reflects forfeiture of 133,333 unvested options. Does not include 62,500 warrants purchased in January 2014 Private Placement, which purchase is subject to shareholder approval.
(20)	Based upon Form 3 filed with the SEC on June 11, 2014. Includes: (i) 3,323,223 shares of common stock owned directly by Wallington Investment Holdings, Ltd. and indirectly by Mr. Pierre Caland, the holder of sole voting and dispositive power over such shares; and (ii) 608,369 shares of common stock owned directly by Silvercreek Investment Limited Inc. and indirectly by Mr. Caland, the holder of sole voting and dispositive power over such shares.
(21)	Based upon Form 3 filed with the SEC on June 11, 2014. Includes: (i) 2,254,359 shares of common stock issuable to Wallington Investment Holdings, Ltd. upon the exercise of warrants; and (ii) 51,868 shares of common stock issuable to Wallington upon conversion of the Company's Series A 8% Convertible Preferred Stock. Does not include 1,027,508 shares of common stock issuable to Wallington upon the conversion of the remaining Debentures, with the right to convert being subject to shareholder approval.
(22)	Based upon Form 3 filed with the SEC on June 11, 2014.
(23)	Based upon Form 3 filed with the SEC on June 11, 2014. Includes: (i) 2,254,359 shares of common stock issuable upon the exercise of warrants; and (ii) 51,868 shares of common stock issuable upon conversion of the Company's Series A 8% Convertible Preferred Stock. Does not include 1,027,508 shares of common stock issuable upon the conversion of the remaining Debentures, with the right to convert being subject to shareholder approval.
(24)	Based upon Schedule 13D filed with the SEC on September 5, 2014. Includes (i) 1,250,000 shares owned by Hexagon, LLC, (ii) 129,008 shares owned by Labyrinth Enterprises LLC, which is controlled by Scott J. Reiman, (iii) 129,463 shares owned by Reiman Foundation, which is controlled by Scott J. Reiman and (iv) 50,000 shares owned by Scott J. Reiman. Mr. Reiman is President of Hexagon.
(25)	Based upon Schedule 13D filed with the SEC on September 5, 2014. Includes 1,000,000 shares underlying warrants held by Hexagon.

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(26)	Based upon Schedule 13D filed with the SEC on September 5, 2014.
(27)	Based upon Schedule 13D filed with the SEC on September 5, 2014.
(28)	Based upon information received from a representative of Steven B. Dunn and Laura Dunn. Includes (i) 2,205,768 shares owned by Steven B. Dunn and Laura Dunn Revocable Trust, (ii) 86,959 shares owned by Beau 8, LLC, and (iii) 86,959 shares owned by Winston 8, LLC. Steven B. Dunn and Laura Dunn are trustees of the Trust and also share voting and dispositive power with respect to the shares owned by the LLCs.
(29)	Based upon information received from a representative of Steven B. Dunn and Laura Dunn. Does not include (i) 500,000 shares of common stock issuable upon the conversion of the remaining Debentures, with the right to convert being subject to shareholder approval, or (ii) 925,223 shares of common stock issuable to the Steven B. Dunn and Laura Dunn Revocable Trust upon the exercise of warrants, some of which are subject to conversion caps and some of which are not yet exercisable by their terms.

 To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of the company’s stock.

TRANSACTIONS WITH RELATED PERSONS

During fiscal years 2012 and 2013, and through the date of this proxy statement, we have engaged in the following transactions with related parties:

T.R. Winston & Company, LLC and G. Tyler Runnels

On September 8, 2012, the Company issued 50,000 shares, valued at $0.23 million, to T.R. Winston & Company, LLC (“TRW”) for acting as a placement agent of the 8% Senior Secured Convertible Debentures (the “Debentures”) issued on March 19, 2012, to certain existing debenture holders. TRW beneficially holds more than 5% of the Company’s common stock. The Company is amortizing the $0.23 million over the life of the loan as deferred financing costs.

TRW and G. Tyler Runnels, its majority owner, also participated as investors in the Debentures, and purchased an aggregate of $1.41 million in Debentures between February 2011 and June 2013.

On April 15, 2013, the Company entered into an amendment of the Debentures to extend their maturity dates from February 8, 2014 to May 16, 2014. In consideration for the extended maturity date, the Company provided the holders of the Debentures an additional security interest in 15,000 acres of its undeveloped acreage.

On April 16, 2013, the Company entered into an agreement with a family trust controlled by Mr. Runnels to issue up to an additional $5.0 million in additional Debentures to existing Debenture holders, of which $1.5 million of would be issued on or before July 16, 2013. Between June 2013 through October 2013, the Company issued a total of $2.2 million in additional Debentures to existing Debenture holders. In November 2013, the Company paid TRW a commission of $40,000 in connection with the sale of these Debentures.

On May 10, 2013, the Company entered into a one-year, non-exclusive investment banking agreement with TRW. Among other things, the agreement provided for (i) initial compensation to TRW in the amount of 100,000 common shares, valued at $188,000, and three-year warrants to purchase up to 900,000 shares of the Company’s common stock at a strike price of $4.25 per share (the “Retainer Fee”), (ii) a cash fee equal to 5% of the gross proceeds of any equity financing involving solely the issuance of common stock, or 6% for all other equity issuances, (iii) a cash expense allowance equal to 1% of the gross proceeds of any equity financing, (iv) warrants to purchase common stock equal to either 4% of the shares of common stock issued in connection with an equity offering or 2% of the shares to be issued upon conversion of convertible equity in such offering, (v) 3% of the total gross proceeds of any non-revolving, non-convertible credit facility debt financing, (vi) 1% of the amount initially drawn at closing on any revolving credit line or facility, and (vii) 1% of the issuance price of any credit enhancement instrument, including on an insured or guaranteed basis. (See Note 12 “Shareholders Equity” of the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.)

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Under the investment banking agreement, in addition to the Retainer Fee and the $40,000 commission paid in connection with the 2013 Debenture offering mentioned above, the Company paid TRW $486,000 on January 22, 2014 representing an 8% placement fee in connection with the private placement of 3,750,000 units consisting of (A) one share of common stock and (B) one warrant to purchase one share of common stock (“Units”), for aggregate proceeds of $7.5 million (the “January Private Placement”). Of this $486,000, $172,250 was paid in restricted stock and $313,750 was paid in cash. In addition, the Company paid TRW a non-accountable expense allowance of $182,250 (equal to 3% of gross proceeds at the closing of the January Private Placement) in cash. $91,680 of those fees were paid in cash to other brokers designated by TRW, for net fees to TRW of $576,570. TRW invested $0.17 million of these fees in the January Private Placement. If the participation of certain of the Company’s current and former officer and directors is approved by the Company’s shareholders, the Company will pay TRW a commission equal to $114,000 (equal to 8% of gross proceeds of the Units members of the Company’s officers and board of directors agreed to purchase in the January Private Placement) in 57,000 Units, and the Company will pay TRW a non-accountable expense allowance of $42,750 (equal to 3% of gross proceeds of the Units members of the Company’s officers and board of directors agreed to purchase in the January Private Placement) in 21,375 Units. The Units issued to TRW were the same Units sold in the January Private Placement and were invested in the January Private Placement.

In September 2013, the Company appointed Abraham Mirman as its President and in April 2014 he was appointed to serve as the Company’s Chief Executive Officer. Prior to joining the Company, Mr. Mirman was employed by TRW as its Managing Director of Investment Banking and until September 2014 continued to devote a portion of his time to serving in that role. In connection with the appointment of Mr. Mirman, the Company and TRW amended the investment banking agreement to provide that, upon the receipt by the Company of gross cash proceeds or drawing availability of at least $30,000,000, measured on a cumulative basis and including certain restructuring transactions, subject to the Company’s continued employment of Mr. Mirman, TRW would receive from the Company a lump sum payment of $1 million. Mr. Mirman’s compensation arrangements with TRW provide that upon TRW’s receipt from the Company of the lump sum payment, TRW would make a payment of $1 million to Mr. Mirman. The Board determined in September 2014 that the criteria for the lump sum payment had been met. Mr. Mirman also received, as part of his compensation arrangement with TRW, the 100,000 common shares of the Company that were issued to TRW in conjunction with the investment banking agreement.

On January 31, 2014, the Company paid TRW a commission equal to $450,000 (equal to 5% of the amount of Debentures converted pursuant to the agreement whereby $9.00 million in Debentures was converted (the "Conversion Agreement")) in the form of common stock at a price of $2.00 per share plus an equal number of warrants convertible at a price of $2.50 per share.  In addition, the Company agreed to pay TRW approximately $336,400 as a 5% fee on the conversion of any additional Debentures converted pursuant to the Conversion Agreement, payable in common stock at a price of $2.00 per share plus an equal number of warrants convertible at a price of $2.50 per share.

On March 28, 2014, the Company and TRW entered into a Transaction Fee Agreement in connection with the private placement to accredited investors of (i) the Company’s Series A 8% Convertible Preferred Stock (“Preferred Stock”) and (ii) three-year warrants to purchase the Company’s common stock, for gross proceeds of $7.50 million (the “May Private Placement”). Pursuant to the Transaction Fee Agreement, the Company agreed to compensate TRW 5% of the gross proceeds of the May Private Placement, plus a $25,000 expense reimbursement. On April 29, 2014, the Company and TRW amended the Transaction Fee Agreement to increase TRW’s compensation to 8% of the gross proceeds, plus an additional 1% of the gross proceeds as an expense reimbursement in addition to the $25,000 originally contemplated. On May 30, 2014, the Company paid TRW a commission equal to $600,000 (equal to 8% of gross proceeds at the closing of the May Private Placement). Of this $600,000 commission, $51,850 was paid in cash to TRW, $94,150 was paid in cash to other brokers designated by TRW, and $454,000 was paid in shares of Preferred Stock. In addition, the Company paid TRW a non-accountable expense allowance of $75,000 (equal to 1% of gross proceeds at the closing of the May Private Placement) paid in shares of Preferred Stock.

On May 19, 2014, the Company and the holders of the Debentures agreed to extend the maturity date under the Debentures until August 15, 2014, and on June 6, 2014, they agreed to further extend the maturity date under the Debentures from August 15, 2014 to January 15, 2015.

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On June 6, 2014, TRW executed a commitment to purchase or effect the purchase by third parties of an additional $15 million in Preferred Stock, to be consummated within ninety (90) days thereof.

On October 6, 2014, the Company entered into a letter agreement (the “Waiver”) with the holders of its Debentures. Pursuant to a cross-default provision in the Debentures, the Company was in default under the Debentures. As a result of that default, the holders of the Debentures had the right to accelerate collection of any indebtedness, to commence any legal or other action to collect any or all of the indebtedness from the Company, to foreclose or otherwise realize on any or all of the collateral securing the Debentures, and to increase the interest rate under the Debentures to 18%. Pursuant to the Waiver, the holders of the Debentures agreed to waive any Event of Default (as that term is defined in the Debentures) that may have occurred prior to the date of the Waiver and to rescind and annul any acceleration or right to acceleration that may have been triggered thereby. In exchange for the Waiver, the Company agreed that TRW, as representative for the holders of the Debentures, will have the right to nominate two qualified individuals to serve on the Company’s Board.

G. Tyler Runnels, the majority owner of TRW, beneficially holds more than 5% of the Company’s common stock, including the holdings of TRW and his personal holdings. In addition, on November 21, 2014, the board of directors of the Company appointed G. Tyler Runnels to the Board. Mr. Mirman, the Company’s Chief Executive Officer and former President, has served as the Managing Director, Investment Banking at TRW since April 2013, and until September 2014 continued to devote a portion of his time to serving in that role.

Hexagon

On September 2, 2014, the Company entered into a Settlement Agreement (the “Settlement Agreement”) with its former lender, Hexagon, LLC (“Hexagon”). Hexagon beneficially holds more than 5% of the Company’s common stock.

Pursuant to the Settlement Agreement, in exchange for full extinguishment of all amounts payable (approximately $14.1 million in principal and interest) pursuant to three credit agreements dated as of January 29, 2010, March 25, 2010, and April 14, 2010, respectively, (collectively, the “Credit Agreements”) and related promissory notes, the Company agreed to assign to Hexagon all of the collateral securing the Credit Agreements, and to issue to Hexagon $2.0 million in a new series of 6% Redeemable Preferred Stock (the “Redeemable Preferred”). The Redeemable Preferred bears a 6% dividend per annum, payable quarterly, and is redeemable at face value (plus any accrued and unpaid dividends) at any time at the Company’s option, or at Hexagon’s option upon the Company’s achievement of certain production and reserves thresholds. The Redeemable Preferred is not convertible into common stock or any other securities of the Company. Except as otherwise required by law, holders of the Redeemable Preferred are not entitled to voting rights.

The Settlement Agreement also prohibits Hexagon from selling or otherwise disposing of any shares of the Company’s common stock held by Hexagon until February 29, 2016. In addition, pursuant to the Settlement Agreement, Hexagon and the Company each mutually released and discharged all known and unknown claims against the other and their respective representatives that they had or presently may have, including claims relating to the Credit Agreements.

Prior to entering into the Settlement Agreement, the Company and Hexagon agreed to amend the term loans to extend their maturity dates to May 16, 2014. Pursuant to the amendment, Hexagon agreed to (i) reduce the interest rate under the term loans from 15% to 10% beginning retroactively with March 2013, (ii) permit the Company to make interest-only payments for March, April, May, and June 2013, after which time the minimum secured term loan payment became $0.23 million, and (iii) forbear from exercising its rights under the Credit Agreements for any breach that may have occurred prior to the amendment. In consideration for the extended maturity date, the reduced interest rate and minimum loan payment under the secured term loans, the Company provided Hexagon an additional security interest in 15,000 acres of its undeveloped acreage.

On May 19, 2014, the Company and Hexagon agreed to amend the term loans to extend their maturity dates to August 15, 2014, and on May 30, 2014, the Company entered into the first settlement agreement with Hexagon, which provided for the settlement of all amounts outstanding under the term loans upon satisfaction of the terms therein (the “May Settlement Agreement”). In connection with the execution of the May Settlement Agreement, the Company made an initial cash payment of $5.0 million to Hexagon. The May Settlement Agreement required, amongst other things, the Company to make an additional cash payment of $5.0 million by August 15, 2014, which the Company was unable to make. However, as discussed above, the Company and Hexagon subsequently entered into the Settlement Agreement, which provided for full extinguishment of all amounts payable under the term loans.

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Hexagon and its affiliates also have interests in certain of the Company’s wells independent of Hexagon’s interests under the term loans, for which Hexagon or its affiliates receive revenue and joint-interest billings.

Officers and Directors of the Company

Certain of the Company’s directors and officers participated or committed to participate, directly and indirectly, as investors in the 2013 Debenture offerings, for an aggregate investment of $653,970.

On January 22, 2014, members of the Company’s officers and board of directors agreed to purchase $1,425,000 of the Units offered in the January Private Placement subject to receipt of shareholder approval as required by the Company’s listing with NASDAQ.

On January 31, 2014, the Company entered into the Conversion Agreement with the holders of the Debentures, including The Bralina Group, LLC, in which Mr. Mirman has voting and dispositive power, W. Phillip Marcum, the Company’s then Chief Executive Officer, and A. Bradley Gabbard, the Company’s then Chief Financial Officer, pursuant to which, among other things, the parties agreed to convert $9 million of the approximately $15.8 million in outstanding principal and accrued and unpaid interest into shares of common stock at an exchange price of $2.00 per share. Each holder of the Debentures received one warrant to purchase one share of common stock at an exercise price equal to $2.50 per share for each share of common stock so issued.

On May 19, 2014, the Company and the holders of the Debentures agreed to extend the maturity date under the Debentures until August 15, 2014, and on June 6, 2014, they agreed to further extend the maturity date under the Debentures from August 15, 2014 to January 15, 2015.

Employment Agreements with Officers

See “Employment Agreements and Other Arrangements” above.

Compensation of Directors

See “Compensation of Directors” above.

Conflict of Interest Policy

The Board has recognized that transactions between the Company and certain related persons present a heightened risk of conflicts of interest. We have a corporate conflict of interest policy that prohibits conflicts of interests unless approved by the Board. Our Board has established a course of conduct whereby it considers in each case whether the proposed transaction is on terms as favorable or more favorable to the Company than would be available from a non-related party. Our Board also looks at whether the transaction is fair and reasonable to us, taking into account the totality of the relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to us. Each of the related party transactions described above was presented to our Board for consideration and each of these transactions was unanimously approved by our Board after reviewing the criteria set forth in the preceding two sentences.

Director Independence

Our Board has determined that each of Bruce B. White, Timothy N. Poster, and Nuno Brandolini qualifies as an independent director under rules promulgated by the SEC and NASDAQ listing standards, as well as under the standards in the Company’s Corporate Governance Guidelines on Director Independence, and has concluded that none of these directors has a material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. As discussed above under the heading “Affirmative Determination Regarding Director Independence and Other Matters,” Mr. Poster and Mr. White have notified the Company of their decision not to stand for re-election at the 2014 Annual Meeting.

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INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise in any of the proposals set forth herein which is not shared by all other stockholders, other than elections to office.

Section 16(a) Beneficial Ownership Reporting Compliance of the Securities Exchange Act

Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC. These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC. Based solely on the Company's review of the copies of the forms it has received, except as otherwise disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, the Company believes that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during 2013.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information in certain documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement incorporates by reference the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on June 11, 2014 (the “2013 Annual Report”), which contains audited financial statements of the Company for the fiscal year ended December 31, 2013, and which is being distributed to stockholders with this proxy statement, and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014 and June 30, 2014, filed with the SEC on June 17 and November 26, 2014, respectively, which contain unaudited financial statements of the Company for the quarterly periods ended March 31, 2014 and June 30, 2014, respectively.

You may obtain a copy of these documents (other than exhibits to such documents), at no cost, upon written or oral request to Lilis Energy, Inc., Attention: Corporate Secretary, 1900 Grant Street, Suite #720, Denver, Colorado, 80203, (303) 951-7920.

Delivery of Proxy Materials to Households

Only one copy of the Company’s 2013 Annual Report and this proxy statement will be delivered to an address where two or more stockholders reside with the same last name or whom otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of the Company’s 2013 Annual Report and this proxy statement upon such request.  If you share an address with at least one other stockholder, currently receive one copy of our 2013 Annual Report and proxy statement at your residence, and would like to receive a separate copy of our annual report and proxy statement for future stockholder meetings of the Company, please specify such request in writing and send such written request to Lilis Energy, Inc., Attention: Corporate Secretary, 1900 Grant Street, Suite #720, Denver, Colorado, 80203, or orally by contacting the Company at (303) 951-7920.

If you share an address with at least one other stockholder and currently receive multiple copies of our annual report and proxy statement, and you would like to receive a single copy of our annual report and proxy statement, please specify such request in writing and send such written request to Lilis Energy, Inc., Attention: Corporate Secretary, 1900 Grant Street, Suite #720, Denver, Colorado, 80203, or orally by contacting the Company at (303) 951-7920.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information filed by us at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of these reports, proxy statements and other documents at the SEC’s website, the address of which is http://www.sec.gov.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 FOR THE ANNUAL MEETING OF STOCKHOLDERS OF LILIS ENERGY, INC.

 TO BE HELD DECEMBER 19, 2014

The undersigned hereby appoints Abraham Mirman and Nuno Brandolini, or either of them, as the lawful agent and proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of Lilis Energy, Inc. held of record by the undersigned, that the undersigned would be entitled to vote if personally present at the 2014 Annual Meeting of stockholders to be held  at 10:00  a.m. on  December 19, 2014, at our offices located at 1900 Grant Street, Suite #720, Denver, CO, or any adjournment or postponement thereof.

1.	Election of directors.

_____________ FOR the election as a director of the three nominees listed below (except as marked to the contrary below).

NOMINEES: Nuno Brandolini, Abraham Mirman, and G. Tyler Runnels

_____________ WITHHOLD AUTHORITY to vote for the following nominees:

INSTRUCTION: To withhold authority to vote for individual nominees, write their names in the space provided.

__________________________________________________________________________________

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

_____________ FOR _____________ AGAINST _____________ ABSTAIN

3.	To ratify the appointment of Marcum LLP as the Company’s new independent registered public accountant.

_____________ FOR _____________ AGAINST _____________ ABSTAIN

In his discretion, the proxy is authorized to vote upon any matters which may properly come before the 2014 Annual Meeting, or any adjournment or postponement thereof.

It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder.  Where no choice is specified by the stockholder, the proxy will be voted in favor of the proposals set forth on this proxy.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxy may do by virtue hereof.

Please indicate whether you will attend the 2014 Annual Meeting of stockholders December 19, 2014: I ☐ plan ☐ do not plan to attend the 2014 Annual Meeting.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE:	_____________________________	Date:	_____________________________

SIGNATURE:	_____________________________	Date:	_____________________________
Signature if held jointly

NOTE:  Please sign exactly as name appears on the envelope in which this proxy card and the accompanying proxy statement were sent to you.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee, or guardian, please provide full title and capacity.  Corporations must provide full name of corporation and title of authorized officer signing.

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